Exhibit 10.8

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                             FANLINK NETWORKS, INC.
                             STOCKHOLDERS AGREEMENT

                                November 30, 2000

                             STOCKHOLDERS AGREEMENT

            This Stockholders Agreement (this "Agreement"), dated as of November 30, 2000, between Fanlink Networks, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company, each of whom is listed on Schedules I and II (the "Stockholders").

                              W I T N E S S E T H:

            WHEREAS, the holders of Common Stock consented to the amendment of the Company's Certificate of Incorporation to permit the creation and issuance of a new series of preferred stock designated as "Series A Convertible Preferred Stock" and issued such stock to certain investors (the "Series A Preferred"); and

            WHEREAS, the parties desire to provide for herein the terms with respect to certain matters regarding the relationship between the Company and its Stockholders (as defined in Article I below) and among such Stockholders.

            NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 The following terms shall have the following meanings:

            "Affiliate" has the meaning ascribed to it in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation, as filed by the Company with the Secretary of State of Delaware on November 30, 2000, as the same may be amended from time to time.

            "Common Shares" means the shares of Common Stock or any shares of Common Stock issuable upon exercise of any options or similar rights issued by the Company to purchase Common Stock held by the Common Shareholders.

            "Common Shareholder" means each Stockholder listed on Schedule I.

            "Common Stock" means the Common Stock, $0.001 par value, of the Company.

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            "Co-Sale Event" means any proposed Transfer (except a Transfer in connection with (i) a Transaction approved by holders of a majority of the voting power of the outstanding Series A Preferred Stock or (ii) a public offering of the Company's securities registered under the Securities Act of 1933, as amended (the "Act")) by a Common Shareholder and/or his Group to a Third Party (other than the Company and other than another Stockholder) in one transaction or a series of related transactions of Shares held by such Common Shareholder and/or his Group. The existence of a Co-Sale Event shall be determined after the exercise of First Offer Rights by Other Stockholders and the Company under Section 3.3.

            "First Offer" has the meaning set forth in Section 3.3.

            "Group" means, in the case of any Stockholder, (i) such Stockholder,
(ii) the spouse and lineal descendants of such Stockholder, (iii) all trusts for the sole benefit of any of the foregoing, and (iv) any successor custodian of assets held in individual retirement accounts.

            "Investor Stockholder" means a purchaser listed on Schedule II hereto.

            "Other Stockholder" has the meaning set forth in Section 3.4.

            "Person" means an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

            "Preferred Stock" means the Series A Preferred Stock.

            "Proportionate Amount" of any Stockholder means the quotient obtained by dividing (i) the number of Shares held by such Stockholder by (ii) the aggregate number of Shares then outstanding, assuming in each case the conversion or exchange of all securities by their terms which are then convertible into or exchangeable for Common Stock and the exercise of then-exercisable options to purchase or rights to subscribe for Common Stock or such convertible or exchangeable securities.

            "Qualifying IPO" means the consummation of the first underwritten public offering for the account of the Company of Common Stock pursuant to a registration statement filed under the Act, with aggregate proceeds (prior to underwriting discounts and commissions) to the Company of not less than $20 million and the initial public offering ("IPO") price of which reflects a post-IPO valuation of the Company, on a pro forma basis, of at least $60 million.

            "Reserved Shares" has the meaning given to such term in Section 5.3 hereof.

            "Rightholder" or "Rightholders" has the meaning given to such terms in Section 5.1 hereof.


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            "Series A Preferred Stock" means the Series A Convertible Preferred
Stock, par value $0.001, of the Company.

            "Series A Stock Purchase Agreement" means the Series A Preferred Stock Purchase Agreement, dated as of November 30, 2000, between the Company and the Investors (as defined therein).

            "Shares" means any shares of capital stock of the Company and any such shares issuable upon conversion or exercise of any securities of the Company convertible into or exercisable or exchangeable for such capital stock.

            "Stockholder" means any holder of Shares party to or bound by this Agreement.

            "Termination Date" means the earlier of ten (10) years from the date herewith and the date the Company completes a Qualifying IPO.

            "Third Party" means, with respect to any Stockholder, any Person or entity that is not a member of the Group of such Stockholder.

            "Transaction" means (A) a transaction or series of related transactions in which securities representing more than fifty percent (50%) of the aggregate voting power of the Corporation are transferred, sold, conveyed, issued or otherwise disposed of to a single Person or Group, or (B) a transaction in which the Corporation consolidates or merges into any other corporation or corporations in a transaction or series of related transactions in which the Corporation is not the surviving company or less than fifty percent (50%) of the Voting Shares are held by Persons who were not stockholders of the Company immediately prior to the Transaction, or (C) a sale by the Corporation of all or substantially all of its assets to a third party in one transaction or a series of transactions, or (D) a liquidation, dissolution or winding-up of the Corporation.

            "Transfer" means to sell, transfer, assign, pledge, distribute, hypothecate, encumber or otherwise dispose of, either voluntarily or involuntarily and with or without consideration.

            "Voting Shares" means the outstanding shares of capital stock of the Company entitled to vote in the election of directors.

                                   ARTICLE II

                              BOARD REPRESENTATION

      II.1 Board Representation.

            (a) The Company and each Stockholder shall take such corporate actions as may be reasonably required to ensure that the number of directors constituting the Board of


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Directors of the Company (the "Board") is at all times not more than five (5) or such other number as is provided by the Company's By-laws; provided, however, that for so long as there is at least one Independent Director, the Board shall have the right to determine the size of the Board.

            (b) Subject to the terms of this Agreement:

                  (i) so long as any of the shares of the Series A Preferred Stock issued remains outstanding and the Company has not completed a Qualifying IPO, the holders of a majority of voting power of all Series A Preferred Stock, voting together as one class, shall be entitled (A) to elect two (2) individuals to the Board to serve as directors until their successors are elected and qualified (the "Series A Preferred Stock Designees"), (B) to elect such successor, and (C) to remove from the Board any director nominated under the foregoing clause (A) or (B). For so long as Planet Zanett Corporate Incubator, Inc., a Delaware corporation, or its Affiliates or successors in interest by operation of law or agreement ("Planet Zanett"), continues to hold at least thirty percent (30%) of the shares of the Series A Preferred Stock initially purchased by it from the Company, Planet Zanett shall have the right to appoint one (1) of the two (2) Series A Preferred Stock Designees, and Planet Zanett shall be entitled to Board observation rights, which includes the right to receive all information provided to Board members;

                  (ii) the holders of a majority of voting power of all Common Stock, voting as a class, shall be entitled to elect two (2) directors to the Board to serve as directors until their successors are elected and qualified,
(B) to elect each such successor, and (C) to remove from the Board any director elected under the foregoing clause (A) or (B); and

                  (iii) a majority of the directors on the Board shall be entitled to nominate and elect one Independent Director. An "Independent Director" shall be a person who, at the time such person is nominated to be a director and while such person is a director, (i) is not an Affiliate or employee of the Company, (ii) is not an Affiliate of any stockholder or an employee or director of any stockholder or their respective Affiliates, or (iii) does not have, and is not an Affiliate of any entity that has, a material business relationship with the Company.

                  (iv) notwithstanding clause (i) above, if at any time less than thirty percent (30%) of the Series A Preferred Stock issued remains outstanding or the Company has completed a Qualifying IPO, clause (i) shall not apply, and the director designated to be elected by all of the Stockholders, voting together as a class, and the holders of Series A Preferred Stock will be entitled to vote as if all of the Series A Preferred Stock were converted to Common Stock.

                  (v) The Series A Preferred Stock Designees shall be entitled to receive any fee or compensation paid to other directors that is approved by the Board and shall be reimbursed for all travel expenses associated with attendance at meetings of the Board and business conducted on behalf of the Company.


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            (c) A proposal to elect to or remove from the Board any director shall be made by delivering to the Company a notice signed by the party or parties entitled to make such proposal hereunder. As promptly as practicable after delivery of such notice, the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of Stockholders.

      II.2 Interim Director.

            The Company shall notify each Stockholder of the occurrence of any vacancy in any seat on the Board. If the Stockholders entitled to elect a successor to fill such vacancy fail to do so within sixty (60) days after delivery of such notice, such vacancy may be filled in accordance with the By-laws of the Company until a successor has been nominated and elected to the Board in accordance with Section 2.1.

      II.3 Compensation Committee.

            The Board shall establish a Compensation Committee comprised of three (3) individuals and shall include the Independent Director, one of the Series A Preferred Stock Designees, who, for so long as Planet Zanett shall be entitled hereunder to appoint a Series A Preferred Stock Designee, shall be the Series A Preferred Stock Designee nominated by Planet Zanett, and a Board member designated by the Board members elected by a majority of the holders of the Company's Common Stock.

      II.4 Audit Committee.

            The Board shall establish an Audit Committee comprised of three (3) individuals and shall include the Independent Director, one of the Series A Preferred Stock Designees, who, for so long as Planet Zanett shall be entitled hereunder to appoint a Series A Preferred Stock Designee, shall be the Series A Preferred Stock Designee nominated by Planet Zanett, and a Board member designated by the Board members elected by a majority of the holders of the Company's Common Stock.

      II.5 Termination.

            The agreements set forth in this Article II shall terminate on the Termination Date.

      II.6 Prohibition on Confidential Information.

            Notwithstanding the foregoing, any Board member or observer who is a director, officer, employee or agent of a company that is a vendor to, or an actual or potential customer or competitor of, the Company, will be prohibited from accessing or receiving certain Company


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confidential or material non-public information as reasonably determined by the
Board or the Company's counsel.

                                   ARTICLE III

                               TRANSFERS OF SHARES

      III.1 Limitations on Transfers.

            No transfer of Shares may be made without (i) an opinion of counsel satisfactory to the Company that such transfer may lawfully be made without registration under the Act and all applicable state securities laws or (ii) such registration. Furthermore, Transfers by Stockholders of Shares shall be made only in strict compliance with Sections 3.2, 3.3 or 3.4, as applicable. All costs and expenses associated with a Transfer of Shares shall be borne by the Transferring Stockholder (as defined in Section 3.5 hereof). Any Transfer of Shares by any Stockholder not permitted by this Agreement shall be void.

      III.2 Permitted Transfers.

            (a) Subject to Section 3.1(i) and (ii) and Section 6.1, each Investor Stockholder shall be permitted to transfer Shares without restriction. Each Stockholder may Transfer any Shares to any other member of the Group of such Stockholder or to another Stockholder who holds less than ten percent (10%) of the Voting Shares; provided, however, that no Transfer may be made to a competitor of the Company or to any Third Party or other Person who has a strategic conflict with the Company's business based on a relationship (ownership or otherwise) with a competitor of the Company, as determined by the Board of Directors of the Company in its reasonable discretion.

            (b) Each Transfer permitted by this Section 3.2 shall not become effective unless and until the transferee executes and delivers to the Company a counterpart to this Agreement, agreeing to be treated in the same manner as the transferring Stockholder. Upon such Transfer and such execution and delivery, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the transferred Shares in the same manner as the transferring Stockholder.


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      III.3 Right of First Offer.

            (a) If at any time any Stockholder (other than an Investor Stockholder) (the "3.3 Offeror") desires to Transfer (except in connection with
(i) a Transaction approved by holders of a majority of the shares of Series A Preferred Stock, voting as a class, or (ii) a public offering of the Company's securities registered under the Act), any Shares to any Third Party (except to the Company or except to another Stockholder), the 3.3 Offeror shall, before offering any Shares to a Third Party, offer to the other Stockholders party to this Agreement the opportunity to acquire such Shares (the "First Offer") upon the terms set forth in this Section 3.3. The First Offer shall state that the
3.3 Offeror proposes to Transfer Shares and specify the number of Shares (the "Offered Shares") and the terms (including purchase price) of the proposed Transfer. The First Offer shall remain open and irrevocable for a period of forty-five (45) days (the "Acceptance Period") from the date of its delivery.

            (b) Investor Stockholders may accept the First Offer with respect to the Offered Shares by delivering to the 3.3 Offeror a notice (the "Acceptance") not later than the thirtieth (30th) day preceding the termination of the Acceptance Period. The Acceptance shall state the number (the "Accepted Number") of Offered Shares the Stockholder desires to purchase.

            (c) Except as provided in Section 3.3(e), the Transfer of Offered Shares to one or more Stockholders to the extent the rights under this Section are exercised, shall be made on a business day, as designated by the 3.3 Offeror, not less than ten (10) and not more than thirty (30) days after expiration of the Acceptance Period on those terms and conditions of the First Offer not inconsistent with this Section 3.3.

            (d) If the number of Offered Shares exceeds the sum of those Offered Shares with respect to which rights are exercised under this Section 3.3, the
3.3 Offeror may, by written notice within ten (10) days after the expiration of the Acceptance Period to Stockholders which exercised such rights, elect not to sell Offered Shares to such Stockholders, in which event the 3.3 Offeror shall have the right to Transfer all or part of the Offered Shares on the terms and conditions of the First Offer to any Third Party within sixty (60) days after expiration of the Acceptance Period. If the 3.3 Offeror fails to timely make the election referred to in the prior sentence (and therefore remains obligated to make the Transfer referred to in paragraph (c) above), it may Transfer the excess referred to in the prior sentence (or any portion thereof) on the terms and conditions of the First Offer to any Third Party within sixty (60) days after expiration of the Acceptance Period. If any such Transfer to a Third Party is not made within such 60-day period, the restrictions provided for in this
Section 3.3 shall again become effective.

            (e) If the Investor Stockholders together elect or offer, in the aggregate, to purchase all or more than all of the Offered Shares available pursuant to paragraph (b) or (c) above, as the case may be, then each Stockholder offering to purchase such Offered Shares shall have the right to purchase the lesser of


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                  (i) the number of Shares such Investor Stockholder is offering to purchase; or

                  (ii) such Investor Stockholder's proportionate share determined as follows:

                        (A) the total number of Offered Shares available to be purchased,

                        (B) the total number of Shares owned by all of the Investor Stockholder's offering to purchase Offered Shares under the applicable paragraph.

If any Stockholder does not offer to purchase such Investor Stockholder's entire proportionate share, as computed above, such computation shall be repeated until all Offered Shares have been allocated among the other Investor Stockholders.

            (f) The provisions of this Section 3.3 shall not apply to a Transfer of Shares by a Stockholder pursuant to Section 3.2.

      III.4 Co-Sale Rights.

            Upon the occurrence of a Co-Sale Event (and after any exercise by other Stockholders and the Company of First Offer rights under Section 3.3), the Stockholder proposing to Transfer Shares to a Third Party (the "Transferring Stockholder") shall, at least twenty (20) days before such Transfer, deliver a notice (the "Sale Notice") to the holders of Series A Preferred Stock and Common Stock issued upon the conversion of Series A Preferred Stock (the "Other Stockholders") specifying the identity of the Third Party and disclosing in reasonable detail the terms and conditions of the proposed Transfer. The existence of a Co-Sale Event shall be determined (and the Sale Notice shall be deliverable) only after the exercise of First Offer rights by the Company and Other Stockholders under Section 3.3. Within twenty (20) days after delivery of the Sale Notice, each Other Stockholder may elect to participate in the proposed Transfer by delivering to the Transferring Stockholder a notice specifying the shares of Common Stock with respect to which such Other Stockholder elects to exercise its right under this Section 3.5. Each participating Other Stockholder shall be entitled to Transfer at a price and on the terms otherwise applicable to the Transfer by the Transferring Stockholders, up to a number of Shares equal to such Other Shareholder's Proportionate Amount of the aggregate number of Shares of Common Stock subject to the Transfer, assuming in each case the conversion or exchange of all securities by their terms are then convertible into or exchangeable for Shares and the exercise of all then-exercisable options, warrants, or other instruments of the Company representing the right to acquire Shares of Common Stock or such convertible or exchangeable securities; provided, however, any Transfer of Common Shares by a Common


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Shareholder to members of such Common Shareholder's Group for estate planning purposes shall be deemed not to be a Co-Sale Event.

      III.5 Termination.

            The agreements set forth in this Article III shall terminate on the Termination Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Each Stockholder, severally and only with respect to himself or itself, represents and warrants, as of the date hereof (or the date such Stockholder became a party hereto) to the other parties hereto as follows:

      (a) Such Stockholder has the full power and authority to enter into this Agreement and to perform his or its obligations hereunder. If such Stockholder is an entity, such Stockholder has taken all corporate, partnership, or trust action necessary to authorize its execution and delivery of this Agreement.

      (b) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution, and delivery by the Company and the other Stockholders, constitutes his or its valid and binding obligation, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity.

      (c) The execution and delivery of this Agreement by such Stockholder and the performance of his or its obligations hereunder will not (i) if such Stockholder is an entity, violate or conflict with any provision of its organizational documents, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any material agreement or instrument to which such Stockholder is a party, or by which he, it, or any of his or its assets is bound, (iii) result in the imposition of any lien on any Shares held by such Stockholder, (iv) violate or conflict with any applicable laws, rules, or regulations, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private).

      (d) Such Stockholder is the record and beneficial holder of the number and type of Shares set forth opposite the name of such Stockholder on Schedule I or II, as the case may be.


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                                    ARTICLE V

                            COVENANTS OF THE COMPANY

      V.1 Preemptive Right. Subject to the terms and conditions specified in this Section 5.1, the Company hereby grants to each Investor Stockholder (each a "Rightholder", and collectively, "Rightholders") a preemptive right with respect to future sales by the Company of its Shares (as hereinafter defined). Such right will expire immediately prior to the consummation of the Company's IPO. For purposes of this Section 5.1, Rightholder includes any general partners and affiliates of a Rightholder.

      V.2 Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Rightholder in accordance with the following provisions.

            (a) The Company shall deliver a notice in accordance with Section
6.6 (the "Purchase Notice") to the Rightholders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

            (b) By written notification received by the Company, within twenty-five (25) calendar days after delivery of the Purchase Notice, during which time the offer shall remain open and irrevocable (the "Preemptive Period"), each Rightholder may elect to purchase or obtain, at the price and on the terms specified in the Purchase Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Rightholder as it bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities which are then exercisable or convertible). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (a "Fully-Exercising Rightholder") of any other Rightholder's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Rightholder may elect to purchase that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Rightholder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Rightholders who wish to purchase a portion of the unsubscribed shares.

            (c) If all Shares that Rightholders are entitled to obtain pursuant to Section 5.2(b) are not elected to be obtained as provided in Section 5.2(b) hereof, the Company may, during the 90-day period following the Preemptive Period, offer the remaining unsubscribed


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portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Purchase Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety
(90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Rightholders in accordance herewith.

            (d) The issuance of Shares to the Rightholders who delivered a Purchase Notice shall be made on a business day, as designated by the Company, not less than ten (10) and not more than thirty (30) days after the expiration of the Preemptive Period on those terms and conditions of the offer of Shares not inconsistent with this Section 5.2.

            (e) The preemptive right, as described in this Section 5.2, shall not be applicable to (i) any shares of Common Stock issuable or issued to employees, consultants, directors or vendors of this Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities authorized by the Board of Directors (including, without limitation, the Series A Preferred Stock); (iii) the issuance of securities in connection with a public offering of the Company's securities or with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, that is approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a class; or (iv) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided that such issuance is approved by the Board of Directors and is not primarily for capital raising purposes.

      V.3 Reservation of Conversion Shares. The Company will at all times reserve and keep available out of its authorized, but unissued shares of Common Stock, a sufficient number of shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock.

      V.4 Additional Shares Reserved for Issuance. The Company (i) may reserve shares of Common Stock for issuance to employees, officers and directors in an amount not to exceed twenty percent (20%) of the fully-diluted capital stock of the Company outstanding on the date hereof; provided, however, that such number of Reserved Shares may be increased if determined by the affirmative vote of a majority of the members of the Compensation Committee (as such number of shares may be increased, collectively, the "Reserved Shares"). The Reserved Shares may be issued from time to time under such arrangements, contracts, plans or agreements as are approved by the Board of Directors, and all option grants under such arrangements, contracts, plans or agreements will require the affirmative vote of a majority of the Compensation Committee of the Board, which majority must include the designee to the Board of the holders of Preferred Stock.


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      V.5 Property and Liability Insurance. The Company will cause to be kept insured all of the Company's assets which are of insurable character, and which are customarily insured by companies engaged in the same or similar businesses, by financially sound and reputable insurers against loss or damage by fire, explosion or other hazards customarily insured against by such comparable companies with extended coverage in amounts sufficient to prevent the Company from becoming a co-insurer, except for normal deductibles.

      V.6 Compliance with Agreements. The Company shall perform and observe, or cause to be performed or observed as the case may be, in all material respects, all of its obligations pursuant to the terms, agreements and covenants of its Amended and Restated Certificate of Incorporation, as further amended, its By-laws, this Agreement and all other documents executed in connection with the initial issuance of the Series A Preferred Stock.

      V.7 Preservation of Corporate Existence. The Company will at all times maintain, preserve, and renew its corporate existence and observe and comply with all valid requirements of all governmental authorities relating to the conduct of the business of the Company, the failure of which could reasonably be expected to have a material adverse effect on the assets, condition, affairs or prospects of the Company.

      V.8 No Conflicting Amendments or Actions. The Company shall not enter into any agreement or make any amendment to any agreement or take any other action which would conflict with the Company's performance of its obligations to holders of the Series A Preferred Stock under its Amended and Restated Certificate of Incorporation, as amended, its By-laws, this Agreement or any agreement executed in connection herewith.

      V.9 Taxes and Other Obligations. The Company will pay and discharge all taxes, assessments, interest and installments on mortgages and governmental charges against it or against any of its properties, upon the respective dates when due, except to the extent that (a) such taxes, assessments, interest, installments and governmental charges are contested in good faith and by appropriate proceedings in such manner as not to cause a material adverse effect on the assets, condition, affairs or prospects of the Company, and (b) the Company shall have set aside on its books reserves (segregated to the extent required by U.S. generally accepted accounting principles ("GAAP")) adequate with respect to such liabilities.

      V.10 Transactions with Affiliates. The Company shall not engage in any transaction with any of the Company's directors, officers, employees or stockholders or Affiliates, except on an arms-length basis.

      V.11 Subsidiaries. The Company will not create, own or otherwise acquire or hold any subsidiary without the approval of its Board of Directors.


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      V.12 Dividends. The Company will not pay or declare any dividends or make other distributions upon its shares of capital stock, except in accordance with the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

      V.13 Compliance with Obligations, Laws, etc. The Company shall comply with all of the material obligations which it has incurred or which it becomes subject to pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which could reasonably be expected to have a material adverse effect on the assets, conditions, affairs or prospects of the Company, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. The Company shall comply with all applicable laws, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality, the violation of which could reasonably be expected to have a material adverse effect on the assets, conditions, affairs or prospects of the Company. The Company will maintain and keep in force all material licenses, permits and agreements necessary for the conduct of its business.

      V.14 Use of Proceeds. The proceeds from the sale of the Series A Preferred Stock will be used for working capital and other general corporate purposes.

      V.15 Maintenance of Properties and Leases. The Company agrees to keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

      V.16 New Businesses. Without the approval of a majority of the members of the Board, which approval must include the affirmative vote of the Series A Preferred Stock Designee, the Company shall not enter into any new line of business.

      V.17 Termination of Covenants. The covenants set forth in this Article V shall terminate and be of no further force or effect on the Termination Date.

      V.18 Increase in Size of Board of Directors. Without the prior approval by a vote by holders of a majority of the then-outstanding shares of Series A Preferred, voting separately as a class, the Company shall not increase the number of members on the Company's Board of Directors so long as at least thirty percent (30%) of the Series A Preferred issued shall be outstanding.

                                   Article VI

                                 MISCELLANEOUS

      VI.1 Future Stockholders.

            Each person acquiring Shares from the Company after the date hereof shall, as a condition to the effectiveness of such acquisition, be required to execute a counterpart to this Agreement, agreeing to be treated as a Stockholder, whereupon such person shall be bound by, and entitled to the benefits of, this Agreement. In connection with any issuance of Shares of Series A Preferred Stock or upon exercise of any security for shares of Common Stock, the Company shall amend Schedule I or II or add a new Schedule, as applicable, to reflect such issuance.

      VI.2 Legend on Stock Certificates.

            Each certificate representing Shares shall bear legends substantially in the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT
(i) THE OPINION OF COUNSEL SATISFACTORY TO FANLINK NETWORKS, INC. THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION. THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 30, 2000, AMONG FANLINK NETWORKS, INC., AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF FANLINK NETWORKS, INC."

      VI.3 Severability; Governing Law.

            If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed entirely within such state (other than any conflicts of laws rule which might result in the application of the laws of any other jurisdiction).

      VI.4 Assignments; Successors and Assigns.

            Except in connection with any Transfer of Shares that is permitted by or meets the conditions set forth in Article III, the rights of each party under this Agreement may not be assigned. This Agreement shall bind and inure to the benefit of the parties and their respective successors, permitted assigns, legal representatives and heirs.

      VI.5 Amendments.

            This Agreement may not be modified, or amended, except by an instrument in writing signed by holders of (i) 50% of the Voting Shares; and
(ii) 66-2/3% of the Series A Preferred Stock, voting as a class; provided, however, that no amendment or modification shall impair the right of any Stockholder entitled to nominate and elect a director pursuant to Section 2.1(b) without the consent of such Stockholder. This Section 6.5 may only be amended with the consent of all parties to this Agreement.

      VI.6 Notices.

            All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company to:

               Fanlink Networks, Inc.
               235 South 15th Street
               Suite 305
               Philadelphia, PA  19102
               Attn: Mr. Robert Thorne
               Facsimile: (215)  545-9471

with a copy to:

               Brobeck, Phleger & Harrison LLP
               1333 H Street N.W.
               Suite 800
               Washington, D.C.  20005
               Attn: Mitchell S. Marder
               Facsimile: (202) 220-5200

and, if to any Stockholder, to his or her address as set forth on Schedule I or
II. with a copy, with respect to notices to Investor Stockholders only, to:

               Kelley Drye & Warren LLP
               101 Park Avenue
               New York, New York 10178
               Attn:  Salvatore J. Vitiello, Esq.
               Facsimile:  (212) 808-7897

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission, when received, and (d) in the case of mailing, on the third business day following the date of mailing, if sent by certified mail, return receipt requested.

      VI.7 Headings.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      VI.8 Nouns and Pronouns.

            Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

      VI.9 Entire Agreement.

            This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

      VI.10 Counterparts.

            This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the date first above written.

                                           FANLINK NETWORKS, INC.


                                           --------------------------
                                           By:Robert Thorne
                                           Title:President

                                           Address:235 South 15th Street
                                           Suite 305
                                           Philadelphia, PA  19102

[Counterpart Signature Page to Stockholders Agreement for Common Shareholders]

Entity: ____________________               Firm:

By:     ____________________               By:    ____________________
        Name:                                     Name:
        Title:                                    Title:

Individual:

Name(s):     ____________________

Address(es): ____________________
             ____________________
             ____________________

[Counterpart Signature Page to Stockholders Agreement for Investors]

                                PLANET ZANETT
                                CORPORATE  INCUBATOR, INC.


                                By: _____________________________
                                    Name: Claudio Guazzoni
                                    Title:   President

                                Address: Planet Zanett Corporate Incubator, Inc.
                                         c/o The Zanett Group
                                         135 East 57th Street
                                         New York, New York 10022
                                         Attention: Mr. Craig Brumfield

[Counterpart Signature Page to Stockholders Agreement for Investors]

                                            NOLA  I,  L.L.C.


                                            By: ________________________________
                                                Name:  Craig Brumfield
                                                Title: Member

                                            Address: NOLA I, LLC
                                                     c/o The Zanett Group
                                                     135 East 57th Street
                                                     New York, NY 10022